Exhibit 10.1

preferred investment option AMENDING AGREEMENT

THIS PREFERRED INVESTMENT OPTION AMENDING AGREEMENT (the “Agreement”) is dated April 21, 2026 between:

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

(the “Holder”)

-and-

INMED PHARMACEUTICALS INC.

(the “Company”).

WHEREAS:

(A)	pursuant to the terms of Preferred Investment Options dated October 26, 2023 and June 26, 2025 (together, the “Preferred Investment Options”, and each, a “Preferred Investment Option”), the Company has provided the Holder with the right to subscribe for and purchase from the Company, in the aggregate, up to 2,151,478 Common Shares in the capital of the Company at an exercise price per Common Share of $2.436, subject to adjustment (the “Exercise Price”);

(B)	the parties wish to amend the Exercise Price contained in each Preferred Investment Option, in each case in accordance with Section 5. l) thereof; and

(C)	capitalized terms used but not defined herein shall have the meanings given to such terms in the Preferred Investment Options.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged), the Holder and the Company agree as follows:

1.	Section 2. b) of each Preferred Investment Option is, without any further action on the part of any Person, hereby amended by deleting “$2.436” and replacing it with “$0.80”.

2.	For certainty, the parties hereto agree that, except as specifically provided herein, the terms and conditions of each Preferred Investment Option are hereby confirmed and continue in full force and effect.

3.	All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

4.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, executors, administrators, successors and assigns.

5.	This Agreement may be executed in any number of separate counterparts and all such signed counterparts will together constitute one and the same agreement. To evidence its execution of an original counterpart of this Agreement, a party may send a copy of its signature on the execution page hereof to the other parties by facsimile or other means of recorded electronic transmission (including in PDF form) and such transmission shall constitute valid delivery of an executed copy of this agreement to the receiving party.

[Remainder of page intentionally left blank; signature page follows.]

The undersigned hereby agree to the terms set forth herein as of the date first written above.

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

Per:
Name:
Title:

INMED PHARMACEUTICALS INC.

Per:
Name:
Title:

[Signature Page – Preferred Investment Option Amending Agreement]